UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 8.01 under the caption “Convertible Note Purchase Agreement” is incorporated into this Item 3.02.

Item 8.01 Other Events.

On March 23, 2015, Whiting Petroleum Corporation (the “Company”) commenced a registered public offering of 35,000,000 shares of its common stock, $0.001 par value per share (the “Common Stock”) and, as part of such offering, granted J.P. Morgan Securities LLC (the “Underwriter”) a 30-day option to purchase up to an additional 5,250,000 shares of Common Stock (the “Common Stock Offering”). The Company also commenced on March 23, 2015 private unregistered offerings of (i) $1.0 billion aggregate principal amount of its 1.25% convertible senior notes due 2020 and, as part of such offering, granted the initial purchasers in such offering (the “Convertible Note Initial Purchasers”) a 30-day option to purchase up to an additional $250 million aggregate principal amount of convertible notes (the “Convertible Note Offering”) and (ii) $750 million aggregate principal amount of its 6.25% senior notes due 2023 (the “Senior Note Offering”).

Common Stock Underwriting Agreement

In conjunction with the Common Stock Offering, on March 24, 2015 the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company and the Underwriter. Pursuant to the Underwriting Agreement, the Company agreed to sell and the Underwriter agreed to purchase for resale to the public, subject to the terms and conditions expressed therein, 35,000,000 shares of Common Stock at a price per share of $29.70. The Underwriter also has a 30-day option to purchase up to 5,250,000 additional shares of Common Stock at the same price per share. The Common Stock Offering is expected to close on March 27, 2015, subject to customary conditions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Common Stock to be sold pursuant to the Underwriting Agreement has been registered under the Company’s effective shelf Registration Statement on Form S-3 (Reg. No. 333-183729), as amended, under the Securities Act of 1933, as amended (the “Securities Act”). The Company is filing as part of this Current Report on Form 8-K certain exhibits for purposes of such Registration Statement. See “Item 9.01. Financial Statements and Exhibits.”

Convertible Note Purchase Agreement

In conjunction with the Convertible Note Offering, on March 24, 2015 the Company entered into a purchase agreement (the “Convertible Note Purchase Agreement”) by and among the Company, Whiting Oil and Gas Corporation (“WOGC”), Whiting US Holding Company (“Whiting US”), Whiting Canadian Holding Company ULC (“Whiting Canadian”), and Whiting Resources Corporation (“Whiting Resources” and, together with WOGC, Whiting US and Whiting Canadian, the “Guarantors”) and the Convertible Note Initial Purchasers. Pursuant to the Convertible Note Purchase Agreement, the Company agreed to sell and the Convertible Note Initial Purchasers agreed to purchase for resale in a private unregistered offering only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, $1.0 billion aggregate principal amount of 1.25% convertible senior notes due 2020, and granted the Convertible Note Initial Purchasers a 30-day option to purchase up to an additional $250 million aggregate principal amount of convertible notes. On March 25, 2015, the Convertible Note Initial Purchasers exercised such option in full. The Convertible Note Offering (including the additional convertible notes to be sold pursuant to the option granted to the initial purchasers) is expected to close on March 27, 2015, subject to customary conditions.

Prior to January 1, 2020, the convertible notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date of the convertible senior notes. The convertible senior notes will be convertible at an initial conversion rate of 25.6410 shares of Common Stock per $1,000 principal amount of the convertible notes, which is equivalent to an initial conversion price of approximately $39.00, which represents an approximately 30% premium to the public offering price per share of the Common Stock in the Common Stock Offering. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as applicable, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election.

The Convertible Notes Offering and any shares of Common Stock issuable upon conversion of the convertible senior notes is being made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Any shares of Common Stock issuable upon conversion of the convertible notes will be issued pursuant to Section 3(a)(9) of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the convertible notes or Common Stock issuable upon conversion of the convertible notes, if any.

The foregoing description of the Convertible Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Convertible Note Purchase Agreement, a copy of which is filed herewith as Exhibit 1.2 and is incorporated herein by reference.

Senior Note Purchase Agreement

In conjunction with the Senior Note Offering, on March 24, 2015, the Company entered into a purchase agreement (the “Senior Note Purchase Agreement”) by and among the Company, the Guarantors and the several initial purchasers listed in Schedule A thereto (the “Senior Note Initial Purchasers”). Pursuant to the Senior Note Purchase Agreement, the Company agreed to sell and the Senior Note Initial Purchasers agreed to purchase for resale in a private unregistered offering to eligible purchasers $750 million aggregate principal amount of 6.25% senior notes due 2023. The Senior Note Purchase Agreement requires that the Company enter into a registration rights agreement with respect to the senior notes. The Senior Note Offering is expected to close on March 27, 2015, subject to customary conditions.

The foregoing description of the Senior Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Senior Note Purchase Agreement, a copy of which is filed herewith as Exhibit 1.3 and is incorporated herein by reference.

Each of the Underwriting Agreement, Convertible Note Purchase Agreement and Senior Note Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Stock, convertible notes and senior notes, as applicable, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Underwriter, the Convertible Note Initial Purchasers and the Senior Note Initial Purchasers and/or their affiliates are lenders under the Company’s credit agreement and will receive their pro rata portion of the net proceeds from the offering of the Common Stock, convertible notes and senior notes, respectively.

In addition, the Underwriter and certain of the Convertible Note Initial Purchasers and the Senior Note Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Company for which they received or will receive customary fees and expenses. The Underwriter, the Convertible Note Initial Purchasers, the Senior Note Initial Purchasers and their respective affiliates may also, from time to time, enter into arm’s-length transactions with the Company in the ordinary course of their business.

Other

The Company issued on March 23, 2015 a press release announcing the commencement of the Common Stock Offering and on March 24, 2015 a press release announcing the pricing of the Common Stock Offering, copies of which are filed as Exhibit 99.1 and 99.3, respectively, and incorporated herein by reference.

The Company issued on March 23, 2015 a press release announcing the commencement of the Convertible Note Offering and the Senior Note Offering and on March 24, 2015 a press release announcing the pricing of the Convertible Note Offering and a press release announcing the pricing of the Senior Note Offering, copies of which are filed as Exhibit 99.2, 99.4 and 99.5, respectively, and incorporated herein by reference. Such copies are filed pursuant to Rule 135c under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

(1.1)	Underwriting Agreement, dated March 24, 2015, by and between Whiting Petroleum Corporation and J.P. Morgan Securities LLC.

(1.2)	Purchase Agreement, dated March 24, 2015, by and among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC and Whiting Resources Corporation, and the initial purchasers named therein, relating to the 1.25% Convertible Senior Notes due 2020.

(1.3)	Purchase Agreement, dated March 24, 2015, by and among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC and Whiting Resources Corporation and the initial purchasers named therein, relating to the 6.25% Senior Notes due 2023.

(5.1)	Opinion of Foley & Lardner LLP, dated March 26, 2015.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).

(99.1)	Press Release of Whiting Petroleum Corporation dated March 23, 2015.

(99.2)	Press Release of Whiting Petroleum Corporation dated March 23, 2015.

(99.3)	Press Release of Whiting Petroleum Corporation dated March 24, 2015.

(99.4)	Press Release of Whiting Petroleum Corporation dated March 24, 2015.

(99.5)	Press Release of Whiting Petroleum Corporation dated March 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: March 26, 2015	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

(1.1)	Underwriting Agreement, dated March 24, 2015, by and between Whiting Petroleum Corporation and J.P. Morgan Securities LLC.

(1.2)	Purchase Agreement, dated March 24, 2015, by and among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC and Whiting Resources Corporation, and the initial purchasers named therein, relating to the 1.25% Convertible Senior Notes due 2020.

(1.3)	Purchase Agreement, dated March 24, 2015, by and among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC and Whiting Resources Corporation and the initial purchasers named therein, relating to the 6.25% Senior Notes due 2023.

(5.1)	Opinion of Foley & Lardner LLP, dated March 26, 2015.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).

(99.1)	Press Release of Whiting Petroleum Corporation dated March 23, 2015.

(99.2)	Press Release of Whiting Petroleum Corporation dated March 23, 2015.

(99.3)	Press Release of Whiting Petroleum Corporation dated March 24, 2015.

(99.4)	Press Release of Whiting Petroleum Corporation dated March 24, 2015.

(99.5)	Press Release of Whiting Petroleum Corporation dated March 24, 2015.